Exhibit 10.1
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IN THIS DOCUMENT AN "#" INDICATES THAT CONFIDENTIAL MATERIAL HAS BEEN OMITTED
PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT FILED WITH THE OFFICE OF THE
SECRETARY OF THE SECURITIES AND EXCHANGE COMMISSION TOGETHER WITH THE OMITTED
MATERIAL.

                           PARTICIPATION AGREEMENT

      This  Participation  Agreement  is entered into as of April 2, 2001 (the
"Effective  Date") by and among  Kaiser  Foundation  Health  Plan of  Georgia,
Inc., a Georgia  corporation  ("Kaiser"),  Medix  Resources,  Inc., a Colorado
corporation  "Medix"),  and Cymedix Lynx Corporation,  a Colorado  corporation wholly owned by Medix ("Cymedix" and, collectively with Medix, the "Company").

                                   RECITALS

      A. The Company is the  developer  and  copyright  owner of the  Cymedix(R)
software product suite ("Cymedix  Software")  designed for physician  practice groups,  hospitals and other healthcare provider  organizations  ("Providers")
to communicate vital medical,  financial and  administrative  information over the  Internet on a secure  basis with health  plans and other  payers or their
administrative   intermediaries,   clinical  and  radiology  laboratories  and
pharmacies (collectively,  "Healthcare  Participants") for processing standard administrative  transactions  ("Healthcare  Transactions"),  with  a  view  to simplifying  communications,  improving  patient care and reducing the cost of that care.  The Cymedix  Software  includes the Cymedix(R)Universal  Interface
("CUI") for  automating  the process of acquiring  patient-specific  data from
Providers' existing practice management systems without re-keying.

      B. The  Company  is  implementing   programs  with  various   Healthcare
Participants  to integrate  the Cymedix  Software  with their data systems and the practice  management  systems of Providers  under  contract  with them for
the  execution  of  Healthcare   Transactions.   Depending  on  the  Company's
arrangements with Healthcare  Participants in a particular region, the Cymedix
Software  enables  participating   Providers  to  execute  a  broad  range  of
Healthcare  Transactions relating to patient-specific  health plan eligibility and authorization  processing,  medical claims submission,  acknowledgment and
processing,   administrative   messages,   pharmaceutical   prescriptions  and
clinical laboratory and radiology orders and results.

      C. Kaiser provides  healthcare  programs and services to members ("Plan
Members")  through a network of Providers ("Plan  Providers"),  pharmacies and clinical laboratories in the State of Georgia.

      D. The parties  have entered a letter of intent  contemplating  Kaiser's participation  in a program (the  "Program") to provide  connectivity  through the Cymedix  Software  between Plan  Providers  and the data systems of Kaiser and, at its election,  designated  clinical  labs,  pharmacies and third party
managers  or   administrators   under  contract  with  Kaiser  ("Lab  Groups,"
"Pharmaceutical  Groups" and "TPA Groups,"  respectively)  to  facilitate  the execution by Plan Providers of Healthcare Transactions with Kaiser.

      E. The  parties  desire  to  implement  the  Program  on the  terms  and conditions set forth in this Agreement.

      Accordingly, the parties hereby agree as follows:

                                   AGREEMENT

      1. Definitions and Construction.

         1.1      Definitions.  As  used  in  this  Agreement,  the  following terms have the respective meanings set forth below:

      "Affected Transactions" has the meaning set forth in Section 6.4.

      "Affiliate"  means,  with  respect to any Person,  any other Person that directly or indirectly  controls,  is controlled by or is under common control with the Person in question.

      "Agreement" means this Participation  Agreement, as amended from time to time.

      "Applicable  Law" means any legislation,  regulation,  rule or procedure passed,  adopted,  amended  or  implemented  by any  federal,  state  or local government  or  legislative  body,  or any  notice of a  decision,  finding or action by any governmental  agency,  court or other administrative third party affecting  the subject  matter or  performance  of this  Agreement,  including
HIPAA  and all  regulations  adopted  thereunder,  from  and  after  the  date compliance therewith is mandated by the terms thereof.

      "Baseline Data" has the meaning set forth in Section 5.4.

      "Claim  Transaction"  means (a) a "Claim  Submission,"  comprised of the electronic  submission by a Plan  Provider,  pharmacy or laboratory of a claim for  services  to a single  patient  on the same date of  service or for an RX
Order or Diagnostic  Order,  limited to six transaction  lines,  and involving
for  each  Claim   Submission  (i)  edit  checking  based  on  Kaiser  Message
Specifications,  (ii) duplicate  claims checking for both the service and date of service for all claims  submitted  through the Cymedix  Software  and (iii)
match  checking of Provider  ID,  physician  ID,  specialty  and  location for correlation under the appropriate Kaiser contract,  with the resubmission of a
Claim Submission by a Plan Provider or other Healthcare  Participant resulting from any error not caused by the Cymedix  Software to be treated as a separate
Claim  Submission,   and  (b)  a  "Claim  Acknowledgment,"   comprised  of  an
electronic  acknowledge of receipt by Kaiser or its designated Plan TPA of the
Claim  Submission,  together with an  explanation of any rejection for failure to  satisfy  required  components,  expressed  in  mutually  acceptable  codes included in the Kaiser Message Specifications.

      "Company" means Medix and Cymedix,  collectively,  and their  successors and permitted assigns.

      "CPT"  means the  Physicians'  Current  Procedural  Terminology,  Fourth
Edition,  a coding work of nomenclature  and five-digit codes for reporting of
physician  services  developed  by  the  American  Medical   Association,   as
periodically  updated, in the form and subject to the restrictions provided in the CPT License Agreement for the use and sublicensing thereof.

      "CPT License  Agreement"  means the  American  Medical  Association  CPT
License  Agreement  for Domestic  Distribution  between the  American  Medical
Association and Cymedix, a copy of which has been delivered to Kaiser.

      "CUI" means the Cymedix(R)Universal Interface,  a proprietary  technology developed  by the Company for  automating  the process of  acquiring  relevant patient-specific  demographic,  clinical and financial data from most existing physician  practice  management and other legacy  information  systems or data bases without  re-keying.  The CUI's one-step  application print driver uses a
pre-defined  template  to  extract  desired  information   non-invasively  for
seamless  interaction  with the  Provider's  desktop or other  database.  Data extracted  through the CUI may be stored in a local SQL  database or forwarded through a secured communication protocol to a web-based database.

      "Cymedix" means Cymedix Lynx Corporation,  a Colorado  corporation,  and its successors and permitted assigns.

      "Cymedix Software" has the meaning set forth in Recital A.

      "Effective Date" means the date of this Agreement first set forth above.

      "Eligibility  Transaction" means the electronic  submission of a request by a Plan Provider for  verification of a specific  patient's  eligibility for coverage by Kaiser.

      "Extension Period" has the meaning set forth in Section 4.5.

      "Handheld   Partners"  means   developers  of  Handheld  Systems  having
collaboration arrangements with the Company.

      "Handheld  Systems"  means  proprietary   software  and  technology  for
handheld  and  related  devices  designed  to  provide  connectivity  for  the execution of Healthcare Transactions in conjunction with the Cymedix Software.

      "HCFA" means the United States Health Care Finance Administration.

      "Healthcare Participants" has the meaning set forth in Recital A.

      "Healthcare  Transactions" means  administrative  transactions  executed through  the  Cymedix  Software or  Handheld  Systems,  including  Eligibility
Transactions, Claim Transactions, Lab Transactions and PBM Transactions.

      "HIPAA" means the Health Insurance  Portability and  Accountability  Act
of 2000, as amended, and the regulations promulgated thereunder,  as in effect from time to time.

      "Implementation Plan" has the meaning set forth in Section 3.3.

      "Indemnified  Party"  and  "Indemnifying   Party"  have  the  respective
meanings set forth in Section 7.1.

      "Information"  and "Medical  Information"  have the respective  meanings set forth in Section 10.1.

      "Interface" has the meaning set forth in Section 3.3.

      "Kaiser"  means  Kaiser  Foundation  Health  Plan of  Georgia,  Inc.,  a
Georgia corporation, and its successors and permitted assigns.

      "Kaiser  Message  Specifications"  means all data  tables,  in  mutually acceptable ANSI formats  complying with  applicable  HIPAA  requirements,  for
Pilot  Transactions  in  accordance  with  the  Implementation  Plan,  or  for additional Production  Transactions as mutually determined by the Parties upon any  election  by Kaiser  to add those  Production  Transactions  pursuant  to
Section 2.3.

      "Lab Groups" has the meaning set forth in Recital D.

      "Lab  Transaction"  includes (a) a "Diagnostic  Order," comprised of the electronic  transfer  of  a  Plan  Provider's  order  for  specified  clinical laboratory  services  for  one  patient  on  a  single  occasion,  and  (b)  a
"Diagnostic  Result," comprised of the electronic  transfer to a Plan Provider of the results of the clinical  laboratory  services specified in a Diagnostic
Order.

      "Liabilities" means judgments,  penalties  (including excise and similar taxes),  fines and  amounts  paid in  settlement,  including  in each case any interest assessments or other charges payable in connection therewith.

      "Litigation  Expenses" means reasonable  expenses incurred in connection with a Proceeding,  including  attorneys' fees,  retainers and  disbursements, court costs, experts' fees, travel expenses and printing costs.

      "Medix" means Medix  Resources,  Inc., a Colorado  corporation,  and its successors and permitted assigns.

      "Messaging  Transaction"  means (a) a  "Provider  Profile  Transaction,"
comprised  of the  electronic  submission  by a Plan  Provider  of a Physician
Profile  Data Record on a single  physician  within its practice  group,  with each submission shall be treated as a separate  Provider Profile  Transaction,
(b)  a  "Provider   Messaging   Transaction,"   comprised  of  the  electronic
submission  by a  Plan  Provider  of  a  message  file,  up  to  500  KB,  for redirection to Kaiser through the Cymedix  Software,  with the Transaction Fee
rate  to  depend  on  whether  the  submission   involves  the  extraction  of
patient-specific  information through the CUI, and (c) a "Medical Information
Transmission,"  comprised of the  electronic  transfer of medical  information for a single patient from one Plan Provider to another.

      "New Features" has the meaning set forth in Section 6.3.

      "New Rates" has the meaning set forth in Section 6.4.

      "Party" means Kaiser,  Medix, Cymedix or their respective  successors or permitted assigns.

      "PBM Transaction" means (a) a "Patient  Medication  History,"  comprised of the  electronic  submission to a Plan Provider of a  patient-specific  list maintained by Kaiser of medications  dispensed to a particular patient,  (b) a
"Formulary  Options  Notice,"  comprised of the electronic  transfer to a Plan
Provider of  prescription  drug  formulary  tables  supplied by Kaiser,  (c) a
"Drug  Utilization  Review,"  comprised of the  electronic  transfer to a Plan
Provider  of data  maintained  or  approved  by  Kaiser on a  particular  drug utilization  profile, (d) a "Drug to Drug Review," comprised of the electronic transfer to a Plan Provider of data  maintained by Kaiser on a particular drug to  drug  interaction,  and (e) an "Rx  Order,"  comprised  of the  electronic transfer of a Plan Provider's prescription for specified  pharmaceutical drugs for a single patient on a single occasion.

      "Person"  means  an  individual,   any  form  of  business   enterprise,
including a corporation,  limited  liability  company,  partnership or limited partnership,  and any other juridical entity or its representative,  including a trust, trustee, estate, custodian,  administrator,  personal representative, nominee or any other  entity  acting on its own behalf or in a  representative capacity.

      "Pharmaceutical Groups" has the meaning set forth in Recital D.

      "Physician  Profile Data Record"  means an  electronic  submission  by a
Plan Provider of information  including name, address,  telephone number, fax, email (if  available)  and tax  identification  number  of a single  physician within the Provider group,  together with any other  information  required for the  corresponding  Physician  Profile  Transaction  by  the  relevant  Kaiser
Message Specifications.

      "Pilot Criteria" has the meaning set forth in Section 2.2.

      "Pilot Data" has the meaning set forth in Section 5.6.

      "Pilot Phase" has the meaning set forth in Section 2.1.

      "Pilot  Providers" means Plan Providers (a) selected by the Company from
the  Provider   List  based  on   geographic,   transactional   and  technical
considerations,  (b) having an aggregate of  approximately  200  participating physicians and (c) expressing a willingness to participate in the Pilot Phase.

      "Pilot Transactions" has the meaning set forth ion Section 2.1.

      "Plan  Eligibility  Data" means  current  eligibility  data for all Plan
Members.

      "Plan Members" has the meaning set forth in Recital C.

      "Plan Providers" has the meaning set forth in Recital C.

      "Plan TPA" means any TPA Group under contract with Kaiser  identified on
Schedule 1.

      "Proceeding" means any threatened,  pending or completed action, suit or proceeding initiated by a Person other than a Party, whether civil,  criminal, administrative, arbitrative or investigative, or any appeal therein.

      "Production Phase" has the meaning set forth in Section 2.3.

      "Production Transactions" has the meaning set forth in Section 2.3.

      "Program" has the meaning set forth in Recital D.

      "Program Team" has the meaning set forth in Section 5.1.

      "Provider" has the meaning set forth in Recital A.

      "Provider List" has the meaning set forth in Section 4.1.

      "Provider Site" means a single Provider office or facility.

      "Regulatory  Action" means any Applicable  Law which,  in the good faith opinion of counsel to either Party,  if or when  implemented  (a) would have a material adverse impact on that Party's  reasonable  expectations with respect to the  benefits  conferred  to it under  this  Agreement,  (b)  would  have a material  adverse  impact on the  financial  performance  of that Party or (c)
would subject that Party or its  Affiliates  to civil or criminal  prosecution on the basis of its execution or performance of this Agreement.

      "Residuals"  means any  information  retained in the  unaided  memory of employees  of  the  receiving  Party  or its  Affiliates  with  access  to the disclosing Party's Information  pursuant to the terms of the Section 10.2.  An employee's  memory shall be deemed  unaided if the disclosed  Information  has not been intentionally  memorized by the employee for the purpose of retaining and  subsequently  using  or  disclosing  it to a third  party  but  has  been
retained  solely  as  part  of  the  employee's  general  skills,   talent  or
expertise.  Residuals shall not include Medical Information.

      "SEC" means the United States Securities and Exchange Commission.

      "Territory" means the State of Georgia.

      "TPA Groups" has the meaning set forth in Recital D.

      "Transaction Fees" has the meaning set forth in Section 6.1.

         1.2      Construction.  Unless otherwise  expressly  provided herein, all references to Recitals,  Sections or Schedules refer to recitals, sections or  schedules  to this  Agreement.  The  Recitals  and  Schedules  are  hereby incorporated  in and  made a part of this  Agreement  as if set  forth in full herein.  All  capitalized  terms  used  in the  Schedules  and  not  otherwise
defined  shall  have  the  respective   meanings  ascribed  to  them  in  this
Agreement.  In the event of a direct  conflict  between  the  provisions  of a
Schedule and the body of this Agreement, the Schedules shall control.

      2. Program Phases.

         2.1 Pilot  Phase.  The  Program  will  commence  with a  pilot  phase
("Pilot  Phase") for the  deployment  of the Cymedix  Software  with the Pilot
Providers.  The  objective of the Pilot Phase is to  establish  an  electronic communication  link between the Pilot  Providers and Kaiser or its  designated
Plan  TPA,  enabling  Kaiser to  evaluate  the  viability  of the link and the functionality of the Cymedix  Software.  The  applications  available to Pilot
Providers during the Pilot Phase shall be limited to the following  Healthcare
Transactions (collectively, "Pilot Transactions"):

             (a)  Claim Submissions;

             (b)  Claim Acknowledgements; and

             (c)  Eligibility  Transactions  to  the  extent  included  in the
Implementation Plan.

         2.2 Pilot  Criteria.  The  objectives  of the  Pilot  Phase  shall be deemed to be achieved upon satisfaction of the following criteria (the "Pilot
Criteria")  based on the Baseline Data, Pilot Data compiled in accordance with
Sections 5.5 and 5.6 and Pilot Provider feedback:

             (a)  the  processing  of  Healthcare  Transactions  by the  Pilot
Providers  through  the  Cymedix  Software  for a period of (i) at least three months for the first  installation  and (ii) at least three weeks for the last installation;

             (b)  if   Eligibility    Transactions   are   included   in   the
Implementation  Plan based on mutually  acceptable  response  content provided from  Kaiser,  a minimum 10%  reduction  in the average  number of  telephonic eligibility  checks  initiated  from Pilot  Providers  by the end of the Pilot
Phase; and

             (c)  a minimum 75% of claims submitted by Pilot  Providers by the end of the Pilot  Phase will be  effectively  transmitted through the Company.

             (d)  participation  of the targeted number of 200 Pilot Providers submitting claims to Kaiser.

         2.3 Production  Phase.  Unless  extended  by  mutual  consent  of the
Parties,  the  Pilot  Phase  shall  continue  for 90 days  after  the  initial installment  of Cymedix  Software  with a Pilot  Provider  pursuant to Section
4.3. At the end of the Pilot Phase,  if Kaiser  determines  in its  reasonable judgment  that the Pilot  Criteria have been  satisfied,  the Program shall be expanded to include  additional Plan Providers in geographical  regions within
the   Territory   designated  by  Kaiser  and  may  include  any  Lab  Groups,
Pharmaceutical  Groups and TPA Groups  designated by Kaiser (the  "Production
Phase").  At the election of Kaiser at any time during the  Production  Phase, the Healthcare  Transactions available to Plan Providers  participating in the
Production Phase may also be expanded to include additional  components of the
Cymedix(R) product   suite,   subject  to   satisfaction   of  the  associated
requirements    pursuant   to   Section 3.4    (collectively    "Production
Transactions").

      3. Interface Development.

         3.1 Internet  Access  Requirements.  Throughout the  continuation  of the Program,  each of the Company and Kaiser or any  designated  Plan TPA will maintain,  at its own expense,  the Internet  access  circuits and  respective computer  equipment and software described on Schedule 2 for dedication to the
Program.

         3.2 Data  Delivery for Pilot  Transactions.  Within ten (10) business days after the Effective  Date,  Kaiser will deliver to the Company,  directly or  through  any  designated  Plan TPA,  in a mutually  acceptable  electronic format,  (a) Plan  Eligibility  Data in the Territory,  (b) Physician  Profile
Data  Records  for  all  Pilot  Providers  and (c)  the  form of  notification utilized by Kaiser for explanation of a rejected Claim  Submission,  expressed in  mutually  acceptable  codes and  updated as  appropriate  within  mutually acceptable  timeframes  to keep the data current.  As promptly as  practicable following  receipt of the  foregoing  information,  the Company  will make any required  conforming  modifications  to the Cymedix  Software to be  installed with Pilot Providers.

         3.3 Interface  Development for Pilot  Transactions.  The Parties will use  commercially  reasonable  efforts to complete,  within ten (10)  business days after the Effective Date, a plan for implementation (an  "Implementation
Plan") of the Pilot  Phase,  including a list of all data tables  required for incorporating Kaiser Message  Specifications for the Pilot Transactions.  Upon
its receipt of those Kaiser Message Specifications,  the Company will dedicate
adequate  resources  and  otherwise  use  reasonable   commercial  efforts  to
develop,  within seventy (70) days,  software  interfaces between the Cymedix(R)
Host and the data  center of  Kaiser  or any  designated  Plan TPA  (each,  an
"Interface")  for each  application  comprising  the Pilot  Transactions.  The
Parties will  cooperate  and otherwise use  reasonable  commercial  efforts to complete  all  testing of the  Interfaces  for the Pilot  Transactions  within twenty (20) days after the Company's  completion  of  executable  software for
those   Interfaces.   Within  that  time  frame,  the  Company  will  also  be
responsible  for  modifying  the Cymedix  Software to the extent  required for
Claim  Submissions in a format  compatible  with the data systems of Kaiser or any  designated  Plan TPA,  and Kaiser will be  responsible  for  developing a mutually acceptable format for Claim Acknowledgments

         3.4 Data  Delivery and  Interface  Development  for Other  Production
Transactions.  If Kaiser  elects to expand the  Program to include  additional
Production  Transactions  as  contemplated  by Section  2.3,  it will  provide written  notice of its election to the Company,  which will provide  Kaiser or any designated TPA with (a) any information  requirements for those Production
Transactions,  upon  receipt  of which  the  Company  will  make any  required conforming  modifications to the Cymedix Software installed or to be installed with Plan  Providers,  and (b) all data tables  required for completion of the
Kaiser  Message  Specifications  for  those  Production   Transactions.   Upon
receipt of the foregoing  information and Kaiser Message  Specifications,  the
Parties will allocate  responsibilities  for software  development and related expenses and otherwise  use their  reasonable  commercial  efforts to complete and test  Interfaces  for those  Production  Transactions  within  ninety (90)
days,  subject  to the  rights  and  restrictions  set forth in  Sections  3.6 and 3.7.

         3.5 Updated  Specifications.   Throughout  the  continuation  of  the
Program,  Kaiser will provide the Company with notice of any  modifications to all previously  delivered  information  and Kaiser Message  Specifications  at least  thirty  (30) days prior to their  implementation.  The notice  shall be accompanied  by updates to the modified  Kaiser  Message  Specifications  in a mutually acceptable  electronic format, upon receipt of which the Company will dedicate adequate  resources and otherwise use reasonable  commercial  efforts to complete  modifications to the corresponding  Interfaces within thirty (30)
days,  subject to  allocation  of  responsibilities  for  associated  software development and related  expenses and to the rights and restrictions set forth in Sections 3.7 and 3.8.

         3.6 Technical  Support and  Expense  Allocation.  At the  election of
Kaiser, the Company will make its technical  personnel  available to assist in the  preparation  of Kaiser  Message  Specifications  at an hourly rate of $#, together with  reimbursement of their related expenses.  The Company will also assist Kaiser at its request in the  installation and testing of Interfaces at the same  hourly  rate.  Except  as  provided  herein  or as  contemplated  by
Sections 3.4 and 3.5,  each Party will bear its own  expenses  for  performing its undertakings in this Section 3.

         3.7 License  Rights. As part of its  development of the  Interfaces, the Company  shall have a  nonexclusive,  perpetual,  unlimited  and worldwide license  to use,  make,  modify and  create  derivative  works from the Kaiser
Message   Specifications   delivered   pursuant   to  this   Section  3.  Upon
termination or expiration of this Agreement,  each Party will cease all use of the Interfaces  developed for Kaiser under this Section 3 for the execution of
Healthcare Transactions by Plan Providers.

         3.8 Retention  of Rights.  Title to the  Interfaces  and the  Cymedix
Software,  including  modifications,   optional  modules,  new  versions,  new
products,  custom  programming,  documentation and all derivative works, shall at all times  remain and vest solely with the Company.  Kaiser  agrees that it will not claim or assert title to any of the foregoing  material or attempt to transfer  any  title  therein  to any third  party,  and will not  modify  the
Interfaces  developed  for it under  this  Section  3  without  the  Company's written  consent.  Nothing  contained  herein shall be construed as a grant of any copyright or other  proprietary  rights in the Cymedix Software or related documentation.

         3.9 CPT  Sublicense.   Kaiser  acknowledges  that  Claim  Submissions
involve  utilization of CPT nomenclature  and codes, and its  participation in the Program  subjects it to the  obligations of a VAR, as defined in paragraph
10  of  the  CPT  License  Agreement.  Accordingly,  at  any  time  that  Plan
Providers  are  entitled  to initiate  Claim  Submissions  under the  Program,
Kaiser will comply with the  requirements  set forth in CPT  Checklist  III of the CPT  License  Agreement,  the  terms of which are  incorporated  herein by reference,  except to the extent Kaiser is bound by different  terms under any direct  license  with the  American  Medical for CPT codes and  nomenclatures.
The  Company  will  update the  Cymedix  Software  to include  any updated CPT nomenclature  and codes  adopted  under  the CPT  License  Agreement  and will provide Kaiser with a copy of any related documentation.

      4. Deployment.

         4.1 Provider   Data.   Within  three  (3)  business  days  after  the
Effective  Date,  Kaiser will deliver to the Company,  directly or through any designated Plan TPA, a list of Plan Providers in the Territory (the "Provider
List").  The Provider List shall set forth,  to the extent  available for each listed Plan Provider,  (a) the name of the Provider  group,  (b) the number of physicians  in the group,  (c) the  address,  telephone  number and  estimated monthly  volume  of  Claims  Submissions  of the  group  and (d) the names and specialties of the physicians in the group.  During the Production  Phase,  if implemented,  Kaiser  will use its  reasonable  efforts to provide the Company with the foregoing  information,  to the extent available,  for Plan Providers in  additional  regions of the  Territory  then included in the Program and to keep the Provider List current on a periodic basis.

         4.2 Pilot  Provider  Selection.  Upon receipt of the  Provider  List, the Company will perform a technical  analysis of the  hardware,  software and platforms  maintained  by the  listed  Plan  Providers.  The  results  of that analysis will be used by the Company in selecting Pilot  Providers,  a listing of which will be furnished to Kaiser as soon as practicable.

         4.3 Provider   Installation   and   Support.   The  Company  will  be
responsible  for installing  and testing the Cymedix  Software at the Provider
Sites of Plan  Providers  participating  in the Program,  commencing  with the
Pilot  Providers.  Throughout  the  continuation  of the Program,  the Company will provide technical support to Plan Providers  participating in the Program through a toll free phone number or its website.

         4.4 Execution  of Pilot  Transactions.  During the Pilot  Phase,  the
Company will  maintain  the  Interfaces  to enable Pilot  Providers to execute
Pilot   Transactions  in  accordance   with  the  applicable   Kaiser  Message
Specifications.  When  Eligibility  Data is updated in accordance with Section
3.5, the Company will update its corresponding  data base on a real time or as close as  practicable  to a real time basis not exceeding one (1) business day except in the case of unforseen technical failures.

         4.5 Timeliness  of  Deliveries.  In the event  that  Kaiser  fails to timely satisfy its undertakings in the  Implementation  Plan or in Section 3.2 or Section 4.1 and the  resulting  delays impair the ability of the Company to
demonstrate  its   satisfaction  of  the  Pilot  Criteria  within  the  period contemplated  under  Section 2.2,  the Pilot  Phase  will be  extended  for an additional  period  approximating  the length of those delays (the "Extension
Period").

         4.6 Execution   of   Production    Transactions.    Throughout    the
continuation  of the Program,  the Company will  maintain  the  Interfaces  to enable  Plan  Providers  participating  in the  Program to execute  Production
Transactions  in accordance with the Kaiser Message  Specifications  delivered for those Healthcare Transactions.

         4.7 Access through  Handheld  Systems.  The Company will provide Plan
Providers   participating   in  the  Program  with  the   opportunity  to  add
connectivity  through Handheld Systems for Production  Transactions  available through the  Handheld  Partners.  The  licenses  granted to the Company  under
this  Agreement   shall  extend  to  the  Handheld   Partners  for  Healthcare
Transactions executed through their respective Handheld Systems.

         4.8 HIPAA  Compliance.  Each Party shall be  responsible,  at its own expense,  for any modifications to its software systems or procedures required by regulations  adopted under HIPAA,  to the extent  applicable to that Party, on or before the effectiveness of those regulations to that Party.

      5. Participation of Kaiser.

         5.1 Appointment of Program  Teams.  Throughout  the  continuation  of the  Program,  each Party will  coordinate  its  participation  in the Program through a group of qualified  personnel (each, a "Program  Team").  Each Party will use reasonable  commercial  efforts to ensure that appropriate  personnel from its  Program  Team will be  available  meet in  person  or by  telephonic conferencing on at least a bi-monthly  basis for the foregoing  purpose during the Pilot Phase.  The names and contact  information of the current members of the Program  Teams are set forth on  Schedule 3.  The  Company  will also make its technical  personnel available to participate in meetings with the Program
Teams requiring their  participation and will provide  sufficient  training to enable members of Kaiser's  Program Team to  demonstrate  all functions of the
Cymedix Software made available to Plan Providers hereunder.

         5.2 Program  Promotion.  During the  Production  Phase,  Kaiser  will assist the  Company in  introducing  the Cymedix  Software  to Plan  Providers and encouraging their  participation in the Program.  At its election,  Kaiser will also  assist the  Company  with  arrangements  for  participation  in the
Program by any Lab Groups,  Pharmaceutical  Groups or TPA Groups that would be instrumental  in  facilitating  Lab  Transactions,  PBM  Transactions or Claim
Transactions by Plan Providers.

         5.3 Presentations.  Upon  reasonable  prior  notice from the Company, members of the Program Team will participate in field presentations  organized by the Company to familiarize Plan Providers or other Healthcare  Participants with the benefits of the Cymedix Software.

         5.4 Baseline  Data.  Upon  selection of the Pilot  Providers,  Kaiser will establish baseline  statistics for its claims submissions and eligibility checks by Pilot  Providers.  During the next  thirty  (30) days,  Kaiser  will monitor  (a) the  use of the  member  services  telephone  line by each  Pilot
Provider  for  telephonic  eligibility  checks  and (b) the  number  of claims submitted  and  percentage  of claims  denied for  failure  to satisfy  Kaiser specifications ("Baseline Data").

         5.5 Pilot  Data.  Within  sixteen  (16)  days  after  the end of each month during the Pilot  Phase,  (a) the Company will submit to Kaiser a report
identifying,   for  each  Pilot  Provider,  (i)  the  total  number  of  Claim
Submissions  initiated by the Provider  through the Cymedix  Software and (ii)
the number of those Claim  Submissions  accepted by the edit checking function of the Cymedix Software in accordance with the Kaiser Message  Specifications, and (b) Kaiser will compile reasonably  detailed data for each Pilot Provider, based on that Provider's use of Cymedix  Software,  covering (i) the number of
telephonic   eligibility  checks  initiated  by  the  Provider  and  (ii)  the acceptance  rate for Claims  Submissions  by Pilot  Providers as determined by the  applicable  requirements  included in the Kaiser  Message  Specifications
("Pilot Data").

         5.6 Cost-Benefit  Data.  Kaiser  will  maintain  reasonably  detailed data on its administrative costs for Production  Transactions and will provide the  Company,  at its  request,  with  access  to  that  data,  together  with benchmark data for Kaiser's  corresponding  costs prior to  implementation  of the  Program  The  Company  shall have the right to  utilize  that data (a) to prepare  cost-benefit  analyses of Kaiser's  participation  in the Program for internal  evaluation  by the  Company  and  review by  Kaiser,  (b) to prepare cost-benefit  analyses of all programs for use of the Cymedix Software,  based on  aggregated  data  for  all  participants  in  those  programs  as  long as
Production  Transactions account for less than 33% of the aggregated data, for use in periodic SEC reports as well as marketing  materials and  activities of the  Company,  without  attribution  to any  particular  participant  in those programs,  and  (c) to  prepare  summaries  of the  foregoing  analyses,  with attribution  to Kaiser  and other  participants,  subject  to  Kaiser's  prior review,  reasonable editorial  modifications and written consent, which Kaiser may withhold in its discretion,  for use in the Company's periodic SEC reports and marketing materials and activities.

      6. Transaction Fees.

         6.1 Pilot  Phase.  Transaction  Fees that would  otherwise be payable by Kaiser for Healthcare  Transactions  executed by Plan Providers through the
Cymedix  Software  ("Transaction  Fees") will be waived by the Company  during the Pilot Phase.

         6.2 Production  Phase.  During  the  Production  Phase,  the  Company
shall  be  entitled  to   Transaction   Fees  for  each  separate   Production
Transaction  executed through the existing suite of Cymedix Software products, payable  by Kaiser at the rates set forth on  Schedule  4 within  thirty  (30)
days after Kaiser's receipt of a Transaction Fee invoice from the Company.

         6.3 New  Features.  Upon  introduction  to the  Cymedix  Software  of additional  or enhanced  products or services  ("New  Features"),  the Company will  establish  Transaction  Fees for the New  Features  and offer Kaiser the option  to  either  make the New  Features  available  to its Plan  Providers, subject to the associated rate changes,  or defer their  deployment and retain the prevailing rate structure.

         6.4 Rate Changes.  The  Transaction Fee rates set forth on Schedule 4 shall not be increased  during the first year of the Production  Phase. If the
Company thereafter elects to increase  Transaction Fee rates ("New Rates") for
any   Production   Transactions   then   sponsored   by  Kaiser   ("Affected
Transactions"),  it will provide  written  notice to Kaiser  least  forty-five
(45) days  prior to  implementing  the New  Rates,  which  will not be further increased for at least one year after  implementation  and shall not represent an  annual  increase  in  excess  of # percent  (#%).  Kaiser  shall  have the option,  during the notice period, to (a) continue sponsoring the execution of
Affected  Transactions  by  Plan  Providers,  subject  to the New  Rates  upon expiration  of the notice  period,  (b)  exclude  one or more of the  Affected
Transactions  from the  applications  available to Plan Providers  through the
Cymedix  Software  and the  Handheld  Systems  upon  expiration  of the notice period, or (c) terminate this Agreement pursuant to Section 12.1(a).

         6.5 Duration of Fee  Obligations.  The  obligations  of Kaiser  under this Section 6 shall commence at the  initiation of the Production  Phase upon satisfaction  of the Pilot  Criteria in accordance  with Section 2.3 and shall continue as long as any Plan  Providers  continue to use the Cymedix  Software or  Handheld  Systems to execute  Production  Transactions.  In the event that
Kaiser  terminates  the agreement  under  Section  12.2,  Kaiser shall have no obligation to pay Transaction Fees for Healthcare  Transactions executed after the  termination  date,  and the Company  shall have no  obligation  to accept submissions for Production Transactions through the Cymedix Software.

      7. Representations  and  Warranties  of the  Company.  Each of Medix and
Cymedix  represents  and warrants to Kaiser that (a) this  Agreement  has been
duly  authorized  by  all  requisite   corporate  action  on  its  behalf  and
constitutes its legal, valid and binding  obligation,  enforceable  against it in  accordance  with its terms,  (b) its  execution  and  performance  of this
Agreement  will not violate any  Applicable Law or any contract under which it is bound,  (c) the Cymedix  Software (i) meets or exceeds the requirements for encryption of  authentications  and  identifications  as set forth in the HCFA
Internet Security Policy issued on November 24,  1998 and (ii) complies in all respects with all  applicable  requirements  under HIPAA,  and (d) the Company
(i) owns or has valid licenses to all  intellectual  property  rights relating to the Cymedix  Software  and (ii) has all  proprietary  rights  necessary  to deploy the  Cymedix  Software  in the manner  contemplated  by this  Agreement without infringing any intellectual property rights of third parties.

      8. Representations  and  Warranties  of Kaiser.  Kaiser  represents  and warrants to the Company that (a) this  Agreement  has been duly  authorized by all requisite  corporate action on behalf of Kaiser and constitutes its legal, valid and binding  obligation,  enforceable  against it in accordance with its terms,  and (b) the execution and performance of this Agreement by Kaiser will not violate any Applicable Law or any contract under which it is bound.

      9. Indemnification.

         9.1 Indemnification  Obligation.  Subject to the limitation set forth in Section 13, each Party (an  "Indemnifying  Party") will  indemnify and hold harmless the other Party and its shareholders,  directors, officers, employees and  agents  (each,  an  "Indemnified  Party")  from and  against  any and all judgments,  penalties,  fines and amounts paid in  settlement  (including  any interest  assessments  or  other  charges  payable  in  connection  therewith)
(collectively,   "Liabilities"),   and  all  reasonable  expenses,   including
attorneys'  fees,  retainers and  disbursements,  court costs,  experts' fees, travel  expenses and printing costs  (collectively,  "Expenses"),  incurred by
the  Indemnified   Party  in  connection  with  any  threatened,   pending  or
completed  Proceeding  to which the  Indemnified  Party is, was or at any time becomes a party,  arising  from the  breach by the  Indemnifying  Party of its representations, warranties and obligations under this Agreement.

         9.2 Advancement   of   Expenses.   Upon   written   request   by  the
Indemnified  Party, the Indemnifying Party shall promptly advance all Expenses incurred by or on behalf of the Indemnified  Party.  The request shall contain a reasonably detailed  description of the Expenses or, to the extent available
to  the  Indemnified  Party,   documentation  evidencing  the  amount  of  the
Expenses.  The  Indemnified  Party's right to advancement of Expenses shall be conditioned  upon its agreement to repay amounts  advanced if it is ultimately determined  that the  Indemnified  Party is not entitled to be indemnified for those Expenses under this Agreement.

         9.3 Notice and  Defense of Claim.  (a) The  Indemnified  Party  shall promptly notify the  Indemnifying  Party in writing of the commencement of any
Proceeding for which  indemnification may be claimed hereunder,  provided that any failure to so notify the Indemnifying  Party shall not relieve it from its obligations  under  this  Agreement.  If it  receives  notice of a  Proceeding from the  Indemnified  Party,  the  Indemnifying  Party may participate in the
Proceeding  at its own  expense  and will be  entitled  to assume the  defense thereof with counsel  reasonably  satisfactory to the Indemnified Party unless counsel for the Indemnifying Party reasonably  concludes that there would be a conflict of interest between the Indemnifying  Party and the Indemnified Party in the  Proceeding.  If the  Indemnifying  Party  assumes  the  defense of the
Proceeding,  it shall not be liable to the Indemnified  Party for any Expenses subsequently  incurred in connection with the defense  thereof,  except to the extent that the Indemnifying  Party authorizes the Indemnified Party to engage separate  counsel or the  Indemnifying  Party or its counsel fails to act with reasonable  diligence  in assuming the defense of the  Proceeding,  in each of which events all Expenses  thereafter  incurred by the  Indemnified  Party for employing separate counsel shall be subject to indemnification  hereunder.  In no event shall the  Indemnifying  Party be obligated  for the Expenses of more
than  one  separate  counsel  to  represent  all  Indemnified   Parties  in  a
particular Proceeding.

             (b)    Without  the  prior  written  consent  of the  Indemnified
Party,  the  Indemnifying  Party  shall not  settle any  Proceeding,  permit a default  judgment to be entered therein or consent to the entry of any adverse judgment  therein  unless the  settlement,  compromise or consent  includes an unconditional  release in favor of the Indemnified Party by all claimants from any liability therein.

             (c)    The  Indemnifying  Party shall not be liable to  indemnify the Indemnified  Party under this Agreement for any amounts paid in settlement of a Proceeding  effected without its written consent,  which the Indemnifying
Party shall not unreasonably withhold or delay.

         9.4 Nonexclusivity.  The rights of the  Indemnified  Party under this
Agreement  shall not be deemed  exclusive or in limitation of any other rights to which  the  Indemnified  Party  may be  entitled  under  any  agreement  or otherwise.

         9.5 Other  Payments.  The  Indemnifying  Party shall not be liable to make any  payment  under this  Agreement  to the extent  that the  Indemnified
Party  has  received  payment  from a third  party  of the  amounts  otherwise payable by the Indemnifying Party hereunder.

         9.6 Subrogation.  The Indemnifying Party shall be subrogated,  to the extent of any  indemnification  payment under this  Agreement,  to all related rights of recovery of the Indemnified  Party, and the Indemnified  Party shall take all actions necessary to secure the Indemnifying  Party's recovery rights and perfect its ability to enforce those rights.

      10.    Confidentiality.

         10.1   Confidential  Information.  The Parties acknowledge that their discussions  and  participation  in the Program  will  entail the  exchange of
confidential   information   of   the   other   Party,   including   technical
specifications  for the Cymedix  Software,  the data  systems of Kaiser or any
designated  Plan  TPA,  provider   information  and  information  about  their
respective costs, profits,  markets,  sales, products, key personnel,  pricing policies,  operational methods,  concepts,  technical processes,  applications and other trade  secrets,  as well as other  business  affairs and methods not generally  available  to the public  (collectively,  the  "Information").  The
Parties also acknowledge  that data transmitted by Plan Providers  through the
Cymedix Software will include  patient-specific  medical information,  medical
records,   payment  information   enrollment   information  and  member  lists
("Medical Information").

         10.2   Confidentiality  Obligations.  Each Party agrees that, subject to the  exceptions  set  forth  below,  during  the  term  of  this  Agreement
(including  any  extension  under Section  12.1)and  thereafter as required by
Applicable  Law, it (a) shall keep all Information of the other Party strictly confidential,  (b) shall not  disclose any  Information  of the other Party to any of its or its affiliates'  employees or agents,  other than those who have a need to know and are subject to  confidentiality  obligations  substantially similar to those provided  herein,  (c) shall not disclose any  Information of the other  Party to anyone  other than the  foregoing  employees  and  agents, except with the other Party's prior  written  consent,  (d) except as provided herein,  shall  not  use any  Information  of the  other  Party,  directly  or indirectly,  for its own  benefit or the benefit of any  affiliate,  including the  trading of any  securities  of the other Party or acting as a "tipper" in connection  therewith,  (e)  shall  take all  reasonable  steps  necessary  to prevent  any  breach  of  the  foregoing  obligations  by  any  of  its or its affiliates'  employees or agents who receive or have access to  Information of the other Party and (f) shall not modify, reverse engineer,  decompile, create other  works  from or  disassemble  any  software  programs  contained  in the
Information  of the other  Party.  Each  Party  further  agrees  that  nothing contained  in this  Agreement  shall be  construed  as granting  any  property rights,  by license or otherwise,  to any Information of the other Party or to any patent,  copyright,  trademark or other intellectual property right issued or issuable on the basis of that Information.

         10.3   Exceptions.  For  purposes  of  this  Agreement,   Information
shall not include  information that (a) is in the public domain at the time of disclosure  to the  recipient,  (b)  become  part of the public  domain  after disclosure to the recipient  through no fault, act or failure to act, error or breach of this Agreement by the recipient,  (c)  constitutes  Residuals or (d)
is required by order,  statute or regulation of any government authority to be disclosed  to any  court or other  body,  provided  that the  recipient  shall notify the disclosing  Party thereof to afford it the  opportunity to obtain a protective  order or other  relief.  In the absence of that relief on a timely basis,  the  recipient  shall be  entitled  to furnish the court or other body with Information necessary,  based on a written opinion of counsel, to prevent it from being held in contempt or subjected to a similar penalty,  provided it has used its best efforts to obtain  confidential  treatment for the disclosed
Information.  Subject to the terms and  conditions of this  Agreement,  either
Party may use  Residuals for any purpose,  including  use in the  development, manufacture,  promotion,  sale and  maintenance  of its products and services, provided that the right to use Residuals  shall not  constitute or result in a license  under  any  patents,  copyrights,  trademarks  or  maskworks  of  the disclosing Party.

         10.4   Return  of  Information.   Within  five  business  days  of  a
written  request for the return of  Information  by a disclosing  Party during the term of this Agreement or after its expiration or termination,  all copies thereof  in any media  within the  possession  of the  receiving  Party or its representatives  shall be returned to the disclosing Party,  together with any reports,  computer files,  memoranda or other materials prepared by or for the recipient on the basis of that Information.

         10.5   Medical   Information.   Each   Party   shall   preserve   the
confidentiality  and privacy of all Medical  Information  in its possession in accordance  with  Applicable  Law, and no provision of this Agreement shall be construed to limit or dilute the nature or duration of that obligation.

         10.6   Remedies for Breach.  Each Party  acknowledges that damages at law will be an insufficient  remedy in the event that it violates the terms of this  Section 10 and that the other  Party may apply for and obtain  immediate injunctive  relief in any court of  competent  jurisdiction  to  restrain  the breach  or  threatened  breach of the  undertakings  and  covenants  contained herein.

      11.    Publicity.  Neither Party will use the name of the other Party in any  marketing,  advertising  or other public  announcement  about the subject matter of this  Agreement  without the other Party's  prior  written  consent, except for a  disclosure  required  by  Applicable  Law  (subject to a Party's obligation to prevent  disclosure in accordance with  Applicable  Law). In all other cases, a Party desiring to make a public  disclosure (the "Issuer") will submit a draft  thereof  to the other  Party for its prior  written  approval, which shall not be unreasonably withheld or delayed.

      12.    Term; Termination.

         12.1   Term.  The term of this  Agreement  shall be three (3)  years, commencing  on the  Effective  Date  and  expiring  on the  third  anniversary thereof,  subject to earlier  termination  under Section 12.2 and to automatic extension for  additional  one-year  periods  unless either Party notifies the other  Party  within 120 days prior to the  scheduled  extension  date that it elects  to  forego  the  extension.  The  obligations  of  the  parties  under
Sections 6, 9, 10 and 11 shall survive the  expiration or  termination of this
Agreement.

         12.2   Termination.  (a) Either Party may  terminate  this  Agreement
(i) upon notice to the other Party if the Pilot  Criteria  are not  satisfied,
(ii) upon notice that the other Party has  committed a material  breach of one or more of its  material  obligations  hereunder  and has  failed  to cure the
breach  within  30  days  of  written  notice  by  the  non-breaching   Party,
specifying  the nature of the  breach in  reasonable  detail,  or (iii) if the
Parties  receive  notice or otherwise  become aware of any  Regulatory  Action and,  acting in good faith,  are unable to make  amendments to this  Agreement necessary  to  comply  with the  Regulatory  Action  within  thirty  (30) days thereafter  or,  alternatively,  jointly  determine  in good faith during that
30-day  period that  compliance  with the  Regulatory  Action is impossible or infeasible,  whereupon this  Agreement  shall be terminated at the end of that
30-day period,  and (b) Kaiser may terminate  this Agreement  without cause at any time upon thirty (30) days prior written notice to the Company.

      13.    Limitation  of  Liability.   Any  liability  arising  under  this
Agreement,  other than  Section  10,  shall be  limited  to direct  damages or indemnification  not to exceed  $1,000,000  for any  single  matter,  claim or
Proceeding.  No Party  shall  have any  liability  to any  other  Party or any third party for any indirect,  special,  consequential or speculative damages, including lost profits,  lost data, loss of opportunity,  loss of use or costs of procuring substitute goods or services,  business interruptions and loss of profits,  irrespective  of any  advance  notice  of the  possibility  thereof.
These  limitations  shall apply  notwithstanding  the failure of the essential purpose of any limited remedy.

      14.    Independent  Contractors.  Each Party will act as an  independent contractor  hereunder,  with  sole  responsibility  for  its  own  operations, personnel  and operating  expenses,  and nothing  contained in this  Agreement will be  construed  to  create a  partnership  or joint  venture  between  the
Parties.

      15.   Assignability.   This   Agreement   and  a  Party's   rights   and
obligations  hereunder may not be assigned for any reason  without the written consent of the other Party,  except that no consent  shall be required for (a)
an  assignment  by Kaiser to any of its  Affiliates  or any acquirer  thereof, regardless of the form of  acquisition,  (b) a merger of Cymedix into Medix or
(c) a reincorporation of Medix under the laws of the State of Delaware.

      16.    Waiver of  Provisions.  The waiver of compliance at any time with any of the  provisions,  terms or conditions  contained in this Agreement will not be considered a waiver of the  provision,  term or condition  itself or of
any  of  the  other  provisions,   terms  or  conditions  hereof.  Any  waiver
hereunder  must be express  and in writing by the Party  agreeing to waive any right hereunder.

      17.    Construction.  Unless otherwise  expressly  provided herein,  all references  to Sections or  Schedules  refer to sections or  schedules to this
Agreement.  The Schedules are hereby  incorporated  in and made a part of this
Agreement as if set forth in full herein.  All  capitalized  terms used in the
Schedules  and not  otherwise  defined  shall  have  the  respective  meanings ascribed  to  them  in this  Agreement.  The  headings  and  captions  in this
Agreement and the Schedules are for  convenience and  identification  only and are in no way  intended  to  define,  limit or expand  the scope and intent of this Agreement or any provision hereof.

      18.    Integration.  This Agreement,  including the Schedules,  together with the provisions of the CPT License Agreement  incorporated herein pursuant to Section 3.9,  contains the entire  agreement of the parties with respect to the subject matter hereof.

      19.    Amendment.  This  Agreement  will  not  be  amended  or  modified except by a written instrument signed by both parties.

      20. Governing  Law:  This  Agreement and the rights and  obligations  of the parties will be governed by and construed in  accordance  with the laws of the State of Georgia,  excluding  any  conflict of laws rules of that State or other  principle  that might  refer the  governance  or  construction  of this
Agreement to the laws of another jurisdiction.

      21. Nondiscrimination  and Medicare.  The Company  recognizes  that as a governmental  contractor Kaiser is subject to various federal laws,  executive orders and  regulations  regarding equal  opportunity  and affirmative  action which  also  may be  applicable  to  subcontractors.  Therefore,  the  Company agrees that any and all applicable  equal  opportunity and affirmative  action clauses from the Federal Acquisition  Regulation (FAR) at 48 CFR Part 52 shall be  incorporated  herein by reference as required by federal  laws,  executive orders,  and  regulations,  including  the  following  FAR clauses:  (a) Equal
Opportunity (Feb. 1999) at FAR 52.222-26;  (b) Affirmative Action for Disabled
Veterans of the Vietnam Era (April  1998) at FAR  52.222-35;  (c)  Affirmative
Action for Workers with  Disabilities  (June 1998) at FAR  52.222-36,  and (d)
Small  Business  Subcontracting  Plan  (Oct.  1999) at FAR  52.219-9.  If this
Agreement  is  determined  to be subject to the  provisions  of Section 952 of
P.L. 96-499,  which governs access to books and records of  subcontractors  of services to Medicare  providers where the cost of value of such services under the  contract  exceeds  $10,000.00  over a 12-month  period,  then the Company agrees to permit  representatives of the Secretary of the Department of Health and  Human  Services  and of the  Comptroller  General  to have  access to the contract  and books,  documents  and records of the  Company,  as necessary to verify the costs of the contract,  in accordance  with criteria and procedures contained in applicable Federal regulations.

      22.    Binding  Effect.  The terms,  conditions  and  provisions of this
Agreement  and all  obligations  of the parties  will inure to the benefit of, and be binding upon,  the parties hereto and their  respective  successors and permitted assigns.

      23.    Severability.  Except as otherwise  provided in Section  12.2(b), the invalidity or  unenforceability  of any provision of this Agreement  shall not affect any other  provision  hereof,  and the remainder of this  Agreement shall be construed as if the invalid or unenforceable provision were omitted.

      24.    Notices.  Any notice given under this  Agreement  will be made in writing  and will be  deemed  to have  been  duly  given or made if  delivered personally,  or mailed (postage  prepaid by registered or certified  mail), or sent by  facsimile  to the  parties at their  respective  addresses  set forth below.  Any notice so sent will be deemed to have been given or  delivered  at the time  that it is  either  (i)  personally  delivered  or (ii)  within  two business  days  after the date  deposited  in the  United  States  mail or one business  day  after  delivery  to an  overnight  courier,  if sent by mail or courier, or (iii) when receipt is acknowledged,  if sent by facsimile,  as the case may be.  Any Party may change its  address by giving  notice in  writing, stating its new address, to the other Party.

      If to Kaiser:

         Kaiser Foundation Health Plan of Georgia
         Nine Piedmont Center
         3495 Piedmont Road, N.E.
         Atlanta, GA  30305

         Attention:     Ms. Mary Ashenfelter,
                        Director, Health Plan Operations

      If to the Company:

         Medix Resources, Inc.
         305 Madison Avenue - Suite 2033
         New York, NY 10165

         Attention:     John Prufeta,
                        President and Chief Executive Officer

      With a copy to:

         Medix Resources, Inc.
         7100 E. Belleview Avenue - Suite 301
         Englewood, CO 80237

         Attention:     Lyle Stewart,
                        General Counsel

      25.   Counterparts.  This  Agreement  may be  executed  in any number of separate  counterparts  that  together  will  constitute  but one and the same
Agreement.

      IN WITNESS  WHEREOF,  the parties hereto have executed this Agreement as of the date and year first above written.

                                       MEDIX RESOURCES, INC.

                                       By:/s/John R. Prufeta
                                          Name: John Prufeta,
                                          Title: President and Chief Executive Officer

                                       CYMEDIX LYNX CORPORATION

                                       By:/s/John R. Prufeta
                                          Name: John Prufeta,
                                          Title: Chairman of the Board

                                       KAISER FOUNDATION HEALTH PLAN
                                          OF GEORGIA, INC.

                                       By:/s/Mary Ashenfelter
                                          Name:  Mary Ashenfelter
                                          Title: Director, Health Plan Operations

                                                                    Schedule 1

                             PLAN TPA DESIGNATION

Plan TPA Designation

      In accordance with Section 2.1 of the Participation  Agreement, any Plan
TPA designation and  contact information is provided below.

      Plan TPA Designation    ___

      Name and contact information of Plan TPA, if designated:

                                                                    Schedule 2

                                INTERNET ACCESS

      In  accordance  with  Section 3.1 of the  Participation  Agreement,  the following Internet  connectivity  scheme or its equivalent shall be maintained between the Company and the data center of Kaiser or any  designated  Plan TPA for  execution  of  Healthcare  Transactions  by Plan  Providers  through  the
Cymedix  Software.  Transmissions  will be processed  by a connection  between the Cymedix(R)Host and the data system Kaiser or any  designated  Plan TPA via a secured VPN  connection.  The  following  diagram  depicts the  hardware and communication  configuration.  The  Company  will be  responsible  for the VPN router and web servers  depicted  within the Company's data center.  Kaiser or any  designated  Plan  TPA will be  responsible  for the  computer  equipment, software and  Internet  access  circuit  depicted  within  Kaiser data center.
Data  will  be   transmitted   over  the  VPN  network  system  via  a  TCP/IP
transmission  protocol and  formatted in  accordance  with the Kaiser  Message
Specifications.

Cymedix.com VPN Configuration

Secured Connections to Provider's Application
Provider site
Provider site
Provider site
Internet
Internet
Router to DMZ
128k Circuit
Cisco Router
SPONSOR MAINFRAME
Cisco Firewall with VPN
Cisco Pix Firewall with VPN (IPSEC AND IKE)
APPLICATION DATA STORAGE
Hub/Switch
10/100 Switch
NT Server or NT w/s on Server-class machine
CYMEDIX HOST

                                                                    Schedule 3

                     CONTACT INFORMATION FOR PROGRAM TEAMS

Kaiser:

Roger Ray
Director Business Systems Administration
Affiliated Healthcare Operations
Interchange Building
5780 Peachtree Dunwoody Road - Suite 300
Atlanta, GA  30305

Phone:  404-364-7323
Fax:   404-943-5001
Email:  roger.ray@kp.org

Brian E. Grable
Senior Project Manager
Kaiser Permanente Information Technology
Georgia Region
Interchange Building
5780 Peachtree Dunwoody Road - Suite 300
Atlanta, GA  30305

Phone:   404-949-7580
Fax:   404-949-7784
Email:  brian.grable@kp.org

Barbara Brown
Director Affiliated Healthcare Operations
Kaiser Permanente
Nine Piedmont Center
3495 Piedmont Road, NE
Atlanta, GA  30305

Phone:   404-364-7379
Fax:    404-943-5001
Email:   barbara.brown@kp.org

The Company:

Heather Hall
Implementation Project Manager
Medix Resources, Inc.
101 Village Parkway - Building One
Marietta, GA 33067

Phone:      (770) 303-0161
Fax:  (770) 984-0990
Email:      HHall@cymedix.com

Brian Ellacott
Senior Vice President - Corporate Development
Medix Resources, Inc.
101 Village Parkway - Building One
Marietta, GA 33067

Phone:      (770) 984-2516
Fax:  (770) 984-0990
Email:      BEllacott@cymedix.com

Bob Kitts
Vice President - Strategic Accounts
Medix Resources, Inc.
101 Village Parkway - Building One
Marietta, GA 33067

Phone:      (770) 303-0156
Fax:  (770) 984-0990
Email:      RKitts@cymedix.com

Louis Hyman
Executive Vice President and Chief Technology Officer
Medix Resources, Inc.
180 Tices Lane
New Brunswick, NJ 08816

Phone:      (732) 937-5050
Fax:  (732) 937-8326
Email:      LHyman@cymedix.com

                                                                    Schedule 4

                               TRANSACTION FEES

      Upon  commencement of the Production  Phase of the Program,  the Company
shall be  entitled  to  Transaction  Fees at the  rates set forth in the table below, subject to Section 6.4 of the Participation  Agreement, for the initial
Production   Transactions  executed  through  the  Cymedix  Software  and  the
Handheld Systems by Plan Providers participating in the Program.

                                                               Transaction
            Healthcare Transaction                                 Fee
            ----------------------                             ---------

            Eligibility Transaction...............................$ #
            Claims Transaction:
               Claim Submission...................................  #
               Claim Acknowledgment...............................  #

      During the Production Phase of the Program,  to the extent Kaiser elects to introduce additional  Production  Transactions to the Program in accordance with  Section  2.3  of the  Participation  Agreement,  the  Company  shall  be entitled  to  Transaction  Fees at the  rates  determined  as set forth in the table below,  subject to Sections 6.3 and 6.4 of the Participation  Agreement,
for  the  following  Healthcare  Transactions  executed  through  the  Cymedix
Software  and the  Handheld  Systems by Plan  Providers  participating  in the
Program.

                                                               Transaction
            Healthcare Transaction                                 Fee
            ----------------------                             ---------

            Claim Status..........................................  *
            PBM Transaction:
               Patient Medication History.........................  *
               Formulary Options..................................  *
               Drug Utilization Review............................  *
               Drug Interaction Review............................  *
               Rx Order...........................................  *
            Lab Transaction:
               Diagnostic Order...................................  *
               Diagnostic Result..................................  *
            Messaging  Transaction,  if initiated by Kaiser or its  designated
TPA:
               Provider Profile Transaction:
                 Initial physician submission.....................  *
                 Physician update.................................  *
               Provider Messaging Transaction:
                 Without use of CUI...............................  *
                 With use of CUI..................................  *
               Medical Information Transmission...................  *
---------------------

    *  To  be  quoted  prior  to  adding  these  Healthcare   Transactions  as
Production  Transactions.  If any  quoted  Transaction  Fees  are  subject  to specified rate  reductions at volume  thresholds,  those  thresholds  shall be determined  on the basis of cumulative  transaction  volumes for the specified
type  of  Production   Transaction.   Once  a  specified   transaction  volume
threshold  for that type of  Production  Transaction  is reached,  the reduced
Transaction  Fee rate shall  apply to each  subsequently  executed  Production
Transaction in that category,  subject to any further volume  discounts quoted by the Company.